UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
September 6, 2001
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 9. Regulation FD Disclosure.

   Laboratory Corporation of America -Registered Trademark-Holdings expects the recently announced private placement of zero coupon convertible subordinated notes due 2021 (which is expected to close September 11, 2001) to be accretive to 2001 diluted earnings per share by $0.04 (excluding one-time charges relating to early extinguishment of debt and elimination of the related interest rate swap agreement) and expects it to be accretive to 2002 earnings per share by $0.11.

   This information contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Further information on potential factors that could affect the Company's financial results is included in the Company's Form 10-K for the year ended December 31, 2000 and subsequent filings. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: September 6, 2001